Exhibit 32.1

                  Certification of the Chief Executive Officer
                       Pursuant to 18 U.S.C. Section 1350

      In connection with the filing of the Amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007 (the "Report") by The Saint James Company ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ RICHARD HURST
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Richard Hurst
Chief Executive Officer

Date:  September 4, 2009

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to The Saint James Company and will be retained by The Saint James Company and furnished to the Securities and Exchange Commission or its staff upon request.